UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, Accel Entertainment, Inc. (the “Company”) announced that Brett Summerer, age 49, was appointed by the board of directors as the Company’s Chief Financial Officer, effective September 22, 2025. In his role, Mr. Summerer will serve as principal financial officer of the Company. Mark Phelan, the Company’s acting Chief Financial Officer, will continue in his role as President, U.S. Gaming.

Mr. Summerer previously served as Chief Financial Officer of Verano Holdings Corp. (“Verano”), a vertically integrated, multi-state plant-based wellness operator, from January 2022 to April 2025. Prior to Verano, Mr. Summerer served as Vice President, Head of Supply Chain Finance and Chief Financial Officer of U.S. Operations at The Kraft Heinz Company, a consumer packaged food and beverage company, from June 2019 to December 2021. Mr. Summerer previously held several financial roles at Corning Incorporated, a diversified manufacturing company, from January 2016 to May 2019, and at General Motors Company, an automotive manufacturing company, from January 2006 to January 2016. Mr. Summerer received his Bachelor of Science in Electrical Engineering, his Bachelor of Science in Computer Science and his Master of Science in Electrical Engineering from Michigan State University, as well as his Master of Business Administration from the University of Michigan.

There is no arrangement or understanding between Mr. Summerer and any other persons pursuant to which Mr. Summerer was selected as the Company’s Chief Financial Officer. Mr. Summerer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Summerer and any director or other executive officer of the Company.

On September 22, 2025, the Company entered into an employment agreement with Mr. Summerer, effective as of September 22, 2025 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Summerer’s annual base salary will be $460,000 (the “Base Salary”) and he will be eligible to receive a discretionary annual bonus with a target amount equal to 65% of his Base Salary (pro-rated for his first year based on start date) and a discretionary annual equity-based incentive award grant (50% restricted stock units and 50% performance-based stock units) commencing in calendar year 2026, with a target grant date value equal to 115% of his Base Salary (pro-rated for his first year based on start date). In connection with his appointment, Mr. Summerer will be granted 40,000 restricted stock units (“RSUs”) pursuant to the terms of the Company’s Long-Term Incentive Plan and the RSU agreement governing such awards, 50% of which will vest on the second anniversary of the grant date, with the remainder vesting on the third anniversary of the grant date, so long as Mr. Summerer remains employed by the Company through such vesting date, except as otherwise set forth in the RSU agreement governing such awards. In addition, in the event Mr. Summerer experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement, and together, a “Covered Termination”), including if such termination occurs upon expiration of the stated term of the Employment Agreement following its non-renewal by the Company, he will become entitled to (i) an amount equal to the sum of (A) the annual base salary in effect for him at the time of the termination plus (B) any annual bonus for the prior completed fiscal year to the extent earned but not yet paid at the time of the termination plus (C) the target annual bonus for the calendar year in which such termination occurs and (ii) twelve months of continued COBRA coverage. In addition to the above benefits, the Employment Agreement provides that if Mr. Summerer experiences a Covered Termination within 12 months following a Change in Control (as defined in the Employment Agreement), Mr. Summerer will receive his annual bonus then in effect, pro-rated for the number of days in the calendar year in which the Covered Termination occurs, and vesting would accelerate for any time-based equity awards and be determined by the applicable award agreement for any performance-based awards. Mr. Summerer’s eligibility for the foregoing severance payments and benefits is subject to his delivery of an effective release of claims against the Company and its affiliates. The Employment Agreement includes a one-year post-termination non-competition covenant and a one-year post-termination employee and customer non-solicitation covenant.

Further, in connection with Mr. Summerer’s appointment, Mr. Summerer and the Company entered into an indemnification agreement in the form the Company has entered into with certain of its other executive officers, which form is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed by the Company on November 26, 2019.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Summerer’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated September 22, 2025, by and between Accel Entertainment, Inc., and Brett Summerer
99.1	Press Release by Accel Entertainment, Inc. dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: September 22, 2025	By:	/s/ Scott Levin
Scott Levin
Chief Legal Officer & Corporate Secretary

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